Exhibit 99.1

For More Information, Contact:

James E. Fickenscher/CFO	William Q. Sargent Jr./ VP IR
Auxilium Pharmaceuticals, Inc.	Auxilium Pharmaceuticals, Inc.
(484) 321-5900	(484) 321-5900
jfickenscher@auxilium.com	wsargent@auxilium.com

Auxilium Pharmaceuticals, Inc. and Pfizer Enter Agreement

to Develop and Commercialize XIAFLEX™ in Europe

Pfizer Obtains Exclusive Rights in 46 European and Eurasian Countries

Auxilium to hold conference call tomorrow, December 18, 2008 at 8:00 a.m. EST

MALVERN, PA and New York, NY, (December 17, 2008)— Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL) and Pfizer, Inc. (NYSE: PFE) announced today that they have entered into a strategic alliance for the development, commercialization and supply of XIAFLEX™ (clostridial collagenase for injection), a novel, first-in-class, late-stage biologic, for the treatment of Dupuytren’s contracture and Peyronie’s disease. Under the terms of the agreement, Pfizer will receive exclusive rights to commercialize XIAFLEX in the 27 member countries of the European Union (EU) and 19 other European and Eurasian countries. In addition, Pfizer will be primarily responsible for regulatory activities for XIAFLEX in these countries.

Auxilium has completed Phase III trials for XIAFLEX in Dupuytren’s contracture and expects to file a U.S. biologics license application (BLA) for the treatment of Dupuytren’s contracture with the U.S. Food and Drug Administration in early 2009. Pfizer expects to file XIAFLEX for approval for the treatment of Dupuytren’s contracture in Europe in 2010. XIAFLEX is also being evaluated in a Phase IIb trial for Peyronie’s disease with top line data expected in late 2009.

“Today, Pfizer and Auxilium have forged a compelling partnership and together we believe we have the opportunity to offer the first, effective non-surgical treatment for two diseases,” said Armando Anido, Chief Executive Officer and President of Auxilium. “With the strength of Pfizer’s commercialization and development organization, this relationship greatly enhances our ability to effectively introduce this potentially groundbreaking technology for the treatment of Dupuytren’s contracture and Peyronie’s disease in Europe.”

Under the agreement, Pfizer will make an up-front payment of $75 million to Auxilium and up to $410 million in potential milestone payments, with $150 million tied to regulatory milestones and $260 million based on sales milestones. Auxilium will receive increasing tiered royalties based on sales of XIAFLEX in Pfizer’s territories.

“Our partnership with Auxilium is a testament to Pfizer’s commitment to draw on the best external science for innovative products that complement our existing portfolio and fill unmet medical needs,” said Olivier Brandicourt, President and General Manager of Pfizer’s Specialty Care Business Unit. “We look forward to combining our strengths to further the potential for XIAFLEX as an advanced new treatment for patients suffering from Dupuytren’s contracture and Peyronie’s disease.”

Auxilium will remain primarily responsible for the global development of XIAFLEX and will be responsible for all clinical and commercial drug manufacturing and supply. Pfizer will share clinical development costs for certain trials required for the EU and be responsible for all discretionary development within the countries for which it has exclusive rights to commercialize XIAFLEX. Pfizer will have a right of negotiation to obtain exclusive rights to commercialize XIAFLEX pipeline indications in its territories.

Conference Call

Auxilium will hold a conference call tomorrow, December 18, 2008 at 8:00 a.m. EST, to discuss the partnership. The conference call will be simultaneously web cast on Auxilium’s web site and archived for future review until January 18, 2009.

Conference call details:

Date:	Thursday, December 18, 2008
Time:	8:00 a.m. EST
Dial-in (U.S.):	866-362-4820
Dial-in (International):	617-597-5345
Web cast:	http://www.auxilium.com
Passcode:	AUXILIUM

To access an audio replay of the call:
Access number (U.S.):	888-286-8010
Access number (International):	617-801-6888
Replay Passcode #:	49496900

About XIAFLEX

XIAFLEX (clostridial collagenase for injection) is an investigational new drug that has completed phase III clinical trials for the treatment of Dupuytren’s contracture, is in Phase IIb of development for the treatment of Peyronie’s disease and is in Phase II of development for the treatment of Frozen Shoulder syndrome (Adhesive Capsulitis). As an investigational non-surgical treatment for these conditions, XIAFLEX is a combination of several subtypes of collagenase, derived from clostridium histolyticum, in specific proportion. Together, they work synergistically to break the bonds of the triple helix collagen structure more effectively than human collagenase.

About Dupuytren’s Contracture

Dupuytren’s contracture is a condition that affects the connective tissue that lies beneath the skin in the palm. The disease is progressive in nature. Typically, nodules develop in the palm as collagen deposits accumulate. As the disease progresses, the collagen deposits form a cord that stretches from the palm of the hand to the base of the finger. Once this cord develops, the patient’s fingers contract and the function of the hand is impaired. Currently, surgery is the only effective treatment. The incidence of Dupuytren’s contracture is highest in Caucasians, historically those of Northern European descent, with a global prevalence of three to six percent of the Caucasian population.(1) Most cases of Dupuytren’s contracture occur in patients older than 50 years.(2)

(1)	American Academy of Orthopaedic Surgeons. http://orthoinfo.aaos.org/topic.cfm?topic=A00008
(2)	Badalamente, M. A., Hurst, L. C. et al., Collagen as a Clinical Target: Nonoperative Treatment of Dupuytren's Disease, The Journal of Hand Surgery, (2002;27A:788-798)

The most frequently affected parts of the hand associated with Dupuytren’s contracture are the joints called the Metacarpal-Phalangeal Joint, or MP joint, which is the joint closest to the palm of the hand and the Proximal Intra-Phalangeal Joint, or the PIP joint, which is the middle joint in the finger. The little finger and ring finger are most frequently involved. There are currently no drugs approved by the U.S. Food and Drug Administration for Dupuytren’s contracture, which is treated primarily by an open surgical procedure.

About Peyronie’s Disease

Peyronie’s disease is the development of collagen plaque, or scar tissue, on the shaft of the penis that hardens and reduces flexibility, thus causing pain and forcing the penis to bend or arc during erection. This often can prevent sexual intercourse. In addition to difficulty with sexual intercourse, Peyronie’s disease may also be associated with emotional distress, loss of self-esteem and depression. In certain populations, the estimated number of men affected by Peyronie’s Disease may be as high as 9 percent in men over 60 years of age and 3 percent in men over 30.(3)

(3)	L.A. Levine Peyronie’s Disease: A Guide to Clinical Management. Humana Press: 10-17, 2007.

About Auxilium

Auxilium Pharmaceuticals, Inc. is a specialty biopharmaceutical company with a focus on developing and marketing to urologists, endocrinologists, orthopedists and select primary care physicians. Auxilium markets Testim® 1%, a topical testosterone gel, for the treatment of hypogonadism through its approximately 190-person sales and marketing team. Auxilium has five projects in clinical development. XIAFLEXTM (clostridial collagenase for injection), formerly referred to as AA4500, has completed phase III clinical trials for the treatment of Dupuytren’s contracture, is in phase IIb of development for the treatment of Peyronie’s disease and is in phase II of development for treatment of Frozen Shoulder syndrome (Adhesive Capsulitis). Auxilium’s transmucosal film product candidate for the treatment of overactive bladder (AA4010) is in phase I of development. The Company is currently seeking a partner to further develop this product candidate. Auxilium also has one pain product (fentanyl) using its transmucosal film delivery system in phase I of development. Auxilium has rights to seven additional pain products and products for hormone replacement and urologic disease using its transmucosal film delivery system. Auxilium also has options to all indications using XIAFLEX for non-topical formulations. For additional information, visit http://www.auxilium.com.

About Pfizer

Founded in 1849, Pfizer is the world’s largest research-based pharmaceutical company. Pfizer is taking new approaches to advancing better health as it discovers, develops, manufactures and delivers quality, safe and effective prescription medicines to treat and help prevent disease for both people and animals. Pfizer also partners with healthcare providers, governments and local communities around the world to expand access to medicines and to provide better quality health care and health system support. For more information visit www.pfizer.com

Auxilium Safe Harbor Statement

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release contains “forward-looking-statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding the timing of filing of the biologics license application for XIAFLEX for the treatment of Dupuytren’s contracture with the U.S. Food and Drug Administration; the timing of filing for approval for XIAFLEX for the treatment of Dupuytren’s contracture in Europe; the timing of results from the Phase IIb trial for XIAFLEX for the treatment of Peyronie’s; Pfizer’s ability to develop, register for approval and commercialize XIAFLEX for Dupuytren’s contracture and Peyronie’s disease in the licensed territory; Auxilium’s receipt of milestone payments and royalties from Pfizer; the benefits of the strategic alliance between Auxilium and Pfizer; the potential benefits and effectiveness of XIAFLEX for Dupuytren’s contracture and Peyronie’s disease; the number of people suffering from Dupuytren’s contracture and Peyronie’s disease; and all other statements containing projections, statements of future performance or expectations, or statements of plans or objectives for future operations (including statements of assumption underlying or relating to any of the foregoing). You can identify these statements by the fact that they use words such as “believe,” “appears,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” and other words and terms of similar meaning in connection with any discussion of projections, future performance or expectations, plans or objectives for future operations (including statements of assumption underlying or relating to any of the foregoing). Actual results may differ materially from those reflected in these forward-looking statements due to various factors, including further evaluation of clinical data, results of clinical trials, decisions by regulatory authorities as to whether and when to approve drug applications, and general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries and those discussed in Auxilium’s Annual Report on Form 10-K for the year ended December 31, 2007 and in Auxilium’s Quarterly Report on Form 10-Q for the period ended September 30, 2008 under the heading “Risk Factors”, which are on file with the Securities and Exchange Commission (the “SEC”) and may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of Auxilium’s home page on the Internet at http://www.Auxilium.com under the heading “Investor Relations — SEC Filings.” There may be additional risks that Auxilium does not presently know or that Auxilium currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements.

In addition, forward-looking statements provide Auxilium’s expectations, plans or forecasts of future events and views as of the date of this release. Auxilium anticipates that subsequent events and developments will cause Auxilium’s assessments to change. However, while Auxilium may elect to update these forward-looking statements at some point in the future, Auxilium specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Auxilium’s assessments as of any date subsequent to the date of this release.

Auxilium disclaims responsibility for statements above in “About Pfizer”, which were provided by Pfizer for inclusion in this release.

Pfizer Safe Harbor Statement

The information contained in this release is as of December X, 2008. Pfizer assumes no obligation to update any forward-looking statements contained in this release as the result of new information or future events or developments.

This release contains forward-looking information about an agreement to market a product candidate, including its potential benefits, that involves substantial risks and uncertainties. Such risks and uncertainties include, among other things, the uncertainties inherent in research and development; decisions by regulatory authorities regarding whether and when to approve any drug applications that may be filed for such product candidate as well as their decisions regarding labeling and other matters that could affect its availability or commercial potential; and competitive developments.

A further description of risks and uncertainties can be found in Pfizer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and in its reports on Form 10-Q and Form 8-K.

CONTACT:

Auxilium:

James E. Fickenscher

Chief Financial Officer, Auxilium Pharmaceuticals, Inc.

+1-484-321-5900

jfickenscher@auxilium.com

or

William Q. Sargent Jr.

Vice-President, Investor Relations and Corporate Communications

+1-484-321-5900

wsargent@auxilium.com

Pfizer:

Media

Joan Campion

212-733-2798

Joan.Campion@Pfizer.com

or

Investors

Suzanne Harnett

212-733-8009

Suzanne.Harnett@Pfizer.com